SECURITIES AND EXCHANGE COMMISSION
           WAASHINGTON, D.C.  20549

                  FORM 8-K

                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of
      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report:  October 28, 1996

           PENN OCTANE CORPORATION
     (Exact name of registrant as specified
            in its charter)

Delaware         0-24394       52-1790357
(State of       (Commission    (IRS Employer
Incorporation)  File Number)   Identification No.)

              5847 San Felipe, Suite 3420
                Houston, Texas  77057
              (Address of pricipal executive
                offices)

             (713) 952-5703
(Registrant's telephone number, including area code)



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Item 6.  Resignations of registrant's
         directors

     The Registrant's news release dated
October 28, 1996, a copy of which is attached as Exhibit 1 hereto, is incorporated herein by reference and made a part of hereof.

             SIGNATURES

     Pursuant to the requirements of the
Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersitgned hereunto duly authorized.


                   PENN OCTANE CORPORATION

Date:  October 28, 1996   By:  Mark D. Casaday
                        Name:  Mark D. Casaday
                       Title:  President

              EXHIBIT INDEX


Exhibit No.   Description             Page No.
__________ _________________________ _________
1.         News Release dated            5
           October 28, 1996

           PENN OCTANE CORPORATION

OCTOBER 28, 1996

For Release:  IMMEDIATELY


Cotact:  Jerome B. Richter
         (415) 368-1501

         Ian T. Bothwell
         (713)952-5703

  PENN OCTANE TO BRING IN NEW MANAGEMENT TEAM

Houston, Texas - On Tuesday, October 29, 1996,
Penn Octane Corporation (NASDAQ: POCC) will hold a board of directors meeting, at which meeting a new management team will be elected as officers. It is expencted that J.B. Richter, the Corporation's largest shareholder, will become the Corporation's Chairman, President and Chief Executive Officer. Ian T. Bothwell, the founder of Bothwell & Asociados, S.A., de C.V., a management consulting and financial advisory company, will become a Vice President and Secretary of the Corporation. The newly elected management is expected to enhance shareholder value through the expansion of the existing business as well as the development of new business opportunities.

Effective October 24, 1996, Messrs. Thomas P.
Muse, Chairman, Mark D. Casaday, President, and Thomas A. Serleth, Executive Vice
President, Secretary, Treasurer and Chief
Financial Officer, resigned as members of the Board of Directors and Officers of the Corporation. Mr. Casaday will continue as President until the expiration of his employment contract on October 31, 1996.

Penn Octane Corporation operates a liquefied petroleum gas (LPG) pipeline in South
Texas and an LPG terminal in the Port of Brownsville, Texas.